As filed with the Securities and Exchange Commission on October 31, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSPREY TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	83-1833760
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

Telephone: (212) 920-1345

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David DiDomenico

Chief Executive Officer

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

Telephone: (212) 920-1345

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Rosenstein, Esq. Derick Kauffman, Esq. Ledgewood 2001 Market Street, Suite 3400 Philadelphia, PA 19103 (215) 731-9450 (215) 735-2513—Facsimile	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000 (213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-234180

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one redeemable warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,732
Shares of Class A Common Stock included as part of the Units(3)	2,875,000 Shares	—	—	— (4)
Redeemable warrants included as part of the Units(3)	1,437,500 Warrants	—	—	— (4)
Total			$28,750,000	$3,732(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-234180).

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-234180), which was declared effective by the Securities and Exchange Commission on October 31, 2019. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Osprey Technology Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-234180) (the “Prior Registration Statement”), initially filed by the Registrant on October 11, 2019 and declared effective by the Securities and Exchange Commission on October 31, 2019. This Registration Statement covers the registration of an additional 2,875,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-234180) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Ledgewood, P.C.

23.1	Consent of Marcum LLP

23.2	Consent of Ledgewood, P.C. (included in Exhibit 5.1).

24	Powers of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-234180) filed on October 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on this 31st day of October, 2019.

OSPREY TECHNOLOGY ACQUISITION CORP.

By:	/s/ David DiDomenico
Name:	David DiDomenico
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David DiDomenico David DiDomenico	Chief Executive Officer, President and Director (principal executive officer)	October 31, 2019

* Jeffrey F. Brotman	Chief Financial Officer, Chief Legal Officer and Secretary (principal financial officer and principal accounting officer)	October 31, 2019

/s/ Jonathan Z. Cohen Jonathan Z. Cohen	Co-Chairman of the Board of Directors	October 31, 2019

* Edward E. Cohen	Co-Chairman of the Board of Directors	October 31, 2019

* Savneet Singh	Director	October 31, 2019

* Robert B. Henske	Director	October 31, 2019

* Richard Reiss, Jr.	Director	October 31, 2019

* Robert B. Tinker	Director	October 31, 2019

*By:	/s/ David DiDomenico
Name:	David DiDomenico, Attorney-in-Fact